UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Entellus Medical, Inc. (“Entellus”) held its Annual Meeting of Stockholders on June 14, 2016. Entellus’s stockholders considered two proposals, each of which is described in more detail in Entellus’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2016. The final results of such stockholder voting on each proposal brought before the meeting were as follows:

	For	Against/Withheld	Abstain	Broker Non-Votes
Proposal No. 1—Election of three directors, each to serve a term of three years ending at the 2019 Annual Meeting of Stockholders
Election of John K. Bakewell	15,701,649	30,984	0	1,346,204
Election of David B. Milne	15,701,629	31,004	0	1,346,204
Election of Robert S. White	15,650,778	81,855	0	1,346,204
Proposal No. 2— Ratification, on a non-binding basis, of the appointment of Grant Thornton LLP as Entellus’s independent registered public accounting firm for the fiscal year ending December 31, 2016	17,016,214	51,404	11,219	0

With respect to Proposal No. 1, each of Mr. Bakewell, Mr. Milne and Mr. White was elected by Entellus’s stockholders by the required vote. Regarding Entellus’s other directors, (i) each of Joshua Baltzell and Shawn T McCormick continue to serve as a director for a term ending at Entellus’s 2017 Annual Meeting of Stockholders; and (ii) each of Brian E. Farley and Guido Neels continue to serve as a director for a term ending at Entellus’s 2018 Annual Meeting of Stockholders.

Proposal No. 2 was approved by Entellus’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	ENTELLUS MEDICAL, INC.

	By:	/s/ Brent A. Moen
	Name:	Brent A. Moen
	Title:	Chief Financial Officer and Secretary